Exhibit 1.1

AQUA METALS, INC.

COMMON STOCK

SALES AGREEMENT

August 30, 2024

The Benchmark Company, LLC

150 E. 58th Street, 17th Floor

New York, NY 10155

Ladies and Gentlemen:

Aqua Metals, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with The Benchmark Company, LLC (the “Sales Agent”), as follows:

1.         Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Sales Agent shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock to or through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a shelf registration statement on Form S-3 (File No. 333-267780), including a base prospectus, relating to certain securities, including the shares of Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the offering of Common Stock pursuant to this Agreement (the “ATM Prospectus”). The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the base prospectus included as part of such registration statement at the time it became effective, as supplemented by the ATM Prospectus. The Company may file one or more additional registration statements from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be an ATM Prospectus), with respect to the Placement Shares (as defined below). Except where the context otherwise requires, such registration statement(s), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act)), and the ATM Prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act)), each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (“Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares (as defined below) that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2.         Placements. Each time that the Company wishes to issue and sell the Common Stock through the Sales Agent, as agent, hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Common Stock to be sold, which shall at a minimum include the number of shares of Common Stock to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of shares of Common Stock that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, which minimum price shall not be less than the par value of the Common Stock, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Sales Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Sales Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, which declination must occur within two (2) Business Days of the receipt of the Placement Notice, (ii) the entire amount of the Placement Shares have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company amends, supersedes, suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (v) the Placement Notice expires by its terms, or (vi) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Shares through the Sales Agent, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agent and the Sales Agent does not decline (and the Company does not suspend or terminate) such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.         Sale of Placement Shares by the Sales Agent.

(a) Subject to the terms and conditions set forth herein, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NASDAQ Stock Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with, the terms of such Placement Notice. If acting as agent hereunder, the Sales Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, the Sales Agent may also sell Placement Shares by any other method permitted by law, including but not limited to in negotiated transactions with the Company’s prior written consent. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Shares, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of shares of Common Stock registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the number of authorized but unissued and unreserved shares of Common Stock, (iii) the number or dollar amount of shares of Common Stock permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.6 of Form S-3, if applicable), (iv) the number or dollar amount of shares of Common Stock authorized from time to time to be issued and sold under this Agreement by the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing, or (v) the number or dollar amount of shares of Common Stock for which the Company has filed the ATM Prospectus or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s Board of Directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Sales Agent shall have no obligation in connection with such compliance.

(c) During the term of this Agreement, neither the Sales Agent nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company, or (ii) any sale of any security of the Company that the Sales Agent does not own or any sale that is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Sales Agent. During the term of this Agreement and notwithstanding anything to the contrary herein, the Sales Agent agrees that in no event will the Sales Agent or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Stock or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. Notwithstanding the foregoing, this Section 3(c) will not apply during a Suspension Period (as defined below).

4.         Suspension of Sales.

(a) The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties hereto agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Sales Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Sales Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.         Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Shares were sold, after deduction for (i) the Sales Agent’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 7(g) (Expenses) hereof and (iii) any transaction fees, trading expenses, execution fees or other fees imposed by any clearing organization or any governmental or self-regulatory organization.

(b) Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company defaults in its obligation to deliver duly authorized Placement Shares on a Settlement Date, through no fault of the Sales Agent, that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold the Sales Agent, its directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each person, if any, who (A) controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Sales Agent (each, a “Sales Agent Affiliate”), and the Sales Agent’s clearing organization, harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.         Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Agent that as of each Applicable Time (as defined in Section 22(a)), unless such representation, warranty or agreement specifies a different time or times:

(a) Compliance with Registration Requirements. Other than the date of this Agreement, as of each Applicable Time the Registration Statement and any Rule 462(b) Registration Statement will have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. No stop order suspending the effectiveness of the Registration Statement, or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and, assuming no act or omission on the part of the Sales Agent that would make such statements untrue, the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. In the section entitled “Plan of Distribution” in the ATM Prospectus, the Company has named The Benchmark Company, LLC as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. The Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(b) No Misstatement or Omission. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply in all material respects with the Securities Act. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Sales Agent furnished to the Company in writing by the Sales Agent expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(c) Offering Materials Furnished to the Sales Agent. Copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement, have been delivered, or are publicly available through EDGAR, to the Sales Agent. Each Prospectus delivered to the Sales Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the version of such Prospectus filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(d) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the completion of the Sales Agent’s distribution of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(e) The Sales Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement. This Agreement conforms in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

(f) Authorization of the Placement Shares. The Placement Shares, when issued and paid for as contemplated herein, will be validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights, and will conform to the description of the Common Stock contained in the Registration Statement and the Prospectus.

(g) No Applicable Registration or Other Similar Rights. Other than as disclosed in the Registration Statement or the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived or complied with. Other than pursuant to that certain At the Market Issuance Sale Agreement dated June 5, 2020 (“B. Riley Agreement”) entered into between the Company and B. Riley Securities, Inc. (“B. Riley”), no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated hereby or otherwise. The Company shall terminate the B. Riley Agreement within seven days of the date of this Agreement.

(h) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change in the business, properties, prospects, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business and have not entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company; and (iv) no executive officer or director of the Company has indicated its intention to resign or has resigned from any position with the Company.

(i) Independent Accountants. To the knowledge of the Company, Armanino LLP and Forvis Mazars, LLP, whose reports are filed with the Commission and included or incorporated by reference in the Registration Statement and the Prospectus, are independent registered public accounting firms as required by the Securities Act and the Public Company Accounting Oversight Board. Armanino LLP and Forvis Mazars, LLP have not, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(j) Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified, except as otherwise stated therein and subject, in the case of unaudited, interim financial statements, subject to normal year end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. Such financial statements and supporting schedules have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

(k) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed by the Company other than in good faith.

(l) Statistical and Marketing-Related Data. The statistical and market-related data included in each of the Registration Statement and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(m) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(n) Incorporation and Good Standing of the Company and its Subsidiaries. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware. The Company has requisite corporate power to carry on its business as described in the Prospectus. The Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not result in a Material Adverse Change. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act, (ii) those subsidiaries formed since the last day of the most recently ended fiscal year, and (iii) as disclosed in the Registration Statement and the Prospectus. Each subsidiary is duly incorporated, organized or formed and validly existing under the laws of the jurisdiction of its incorporation, organization or formation and is in good standing (to the extent the concept of “good standing” is applicable under the laws of such jurisdiction) under such laws. Each of the subsidiaries has requisite corporate power to carry on its business as described in the Prospectus. Each of the subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Change.

(o) Capital Stock Matters. All issued and outstanding shares of Common Stock of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized shares of Common Stock conform in all material respects to the statements relating thereto contained under the caption “The Securities We May Offer - Common Stock” in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Registration Statement and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus (including the issuance and sale of the Placement Shares and the use of the proceeds from the sale of the Placement Shares as described in the Prospectus under the caption “Use of Proceeds”) will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach, violation, or default would not reasonably be expected to result in a Material Adverse Change, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (“Contract”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event would not reasonably be expected to result in a Material Adverse Change, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation (as the same may be amended or restated from time to time) or bylaws (as the same may be amended or restated from time to time). Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation (as the same may be amended or restated from time to time), bylaws (as the same may be amended or restated from time to time) or other equivalent organizational or governing documents. Neither the Company nor any of its subsidiaries is in violation, breach or default of any Contract that has resulted in or would reasonably be expected to result in a Material Adverse Change. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the performance of the Company of the transactions herein contemplated has been obtained or made and is in full force and effect, except (i) with respect to any Applicable Time at which the Sales Agent would not be able to rely on Rule 5110(h)(1)C) of the Financial Industry Regulatory Authority, Inc. (“FINRA”), such additional steps as may be required by FINRA, (ii) filings with the Commission required under the Securities Act or the Exchange Act, or filings or notice with the Exchange pursuant to the rules and regulations of the Exchange, in each case that are contemplated by this Agreement to be made after the date of this Agreement, and (iii) such additional steps as may be necessary to qualify the Common Stock for sale by the Sales Agent under state securities or Blue Sky laws.

(q) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director of the Company, which is required to be disclosed and has not been disclosed in the Registration Statement or the Prospectus, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(r) Labor Disputes. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which in either case would reasonably be expected to result in a Material Adverse Change.

(s) Compliance with Laws. The Company has been and is in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(t) Tax Law Compliance. Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each of the Company and its subsidiaries has (a) filed all United States federal income tax returns required by law to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all income and other material taxes shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except (i) for any assessments that have been disputed in good faith and as to which adequate reserves in accordance with GAAP have been provided or (ii) the amount of which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. The provisions for taxes payable, if any, shown on the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are adequate in accordance with GAAP, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Change. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(u) Company Not an “Investment Company”. The Company is not, and will not be, either after receipt of payment for the Placement Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(v) Insurance. The Company and each of its subsidiaries carries, or is entitled to the benefits of insurance in such amounts and covering such risks, which the Company believes are reasonably prudent for the conduct of its business, and all such insurance is in full force and effect. Neither the Company nor any of its subsidiaries has reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly (without giving any effect to the activities of the Sales Agent), any action designed to or that would be reasonably expected to result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, to facilitate the sale or resale of the Placement Shares in violation of Regulation M.

(x) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act in the Registration Statement and the Prospectus that have not been described as required pursuant to the Securities Act.

(y) Exchange Act Compliance. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Point of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(z) Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Sales Agent. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(aa) Compliance with Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) the Company is not in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the Company’s requirements thereunder, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company relating to Hazardous Materials or any Environmental Laws.

(bb) Intellectual Property. Except as described in the Registration Statement or Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) the Company and its subsidiaries own, have, or can obtain on reasonable terms, the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and other intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as currently conducted and as described in the Registration Statement or Prospectus; (ii) to the knowledge of the Company, the Company’s and its subsidiaries’ conduct of their respective businesses as currently conducted and as described in the Registration Statement or Prospectus does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(cc) Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Shares by the Sales Agent under this Agreement.

(dd) No Reliance. The Company has not relied upon the Sales Agent or legal counsel for the Sales Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(ee) Broker-Dealer Status. Except as set forth in the Registration Statement or Prospectus, neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(ff) S-3 Eligibility. (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.1 or General Instruction I.B.6 of Form S-3, as applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(gg) FINRA Matters. All of the information provided to the Sales Agent or to counsel for the Sales Agent by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the Sales Agent’s compliance with FINRA Rules is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or FINRA Conduct Rules is true, complete and correct in all material respects. Except as disclosed in the Registration Statement or the Prospectus, there is no (i) officer or director of the Company, (ii) beneficial owner of 5% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the date of this Agreement that is an affiliate or associated person of a FINRA member participating in the offer, issuance and sale of the Placement Shares as contemplated by this Agreement and the Registration Statement and the Prospectus (as determined in accordance with the rules and regulations of FINRA).

(hh) Sarbanes–Oxley Act. The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(ii) Disclosure Controls and Procedures. Except as set forth in the Registration Statement and the Prospectus, the Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by references in the Registration Statement and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (except as disclosed in the Registration Statement or Prospectus).

(jj) ERISA Compliance. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), and, as of the date hereof, the Company has no knowledge that any such event is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred and, as of the date hereof, the Company has no knowledge that any such event is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would impact such favorable determination letter (or opinion letter, if applicable); (viii) neither the Company nor any member of the Controlled Group has incurred, nor, as of the date hereof, does the Company reasonably expect any such party to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred and, as of the date hereof, the Company has no knowledge that any of the following events is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(kk) Material Contracts. There are no contracts or other agreements required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(ll) Title to Properties. Except as set forth in the Registration Statement and the Prospectus, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects, except such liens, encumbrances, security interests, claims and defects that would not reasonably be expected to result in a Material Adverse Change; and all of the leases and subleases material to the business of the Company, and under which the Company or any of its subsidiaries hold properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which would result in a Material Adverse Change.

(mm) No Unlawful Contributions or Other Payments. None of the Company, its subsidiaries nor, to the Company’s knowledge, any of their employees or agents have made any contribution or other payment that is not required or permitted by Applicable Laws to any official of, or candidate for, any federal, state, provincial or foreign governmental office, except for contributions or other payments that would not reasonably be expected to result in a Material Adverse Change.

(nn) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company and its subsidiaries have conducted their respective businesses in compliance with the FCPA and have instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(pp) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that will result in violation by an person of any U.S. sanctions administered by OFAC.

(qq) Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Exchange under the trading symbol “AQMS”. Except as disclosed in the Registration Statement or the Prospectus, there is no action pending by the Company or, to the Company’s knowledge, the Exchange to delist the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is currently contemplating terminating such listing, except as otherwise disclosed in the Registration Statement or Prospectus. Except as disclosed in the Registration Statement or the Prospectus, the Company has no intention to delist the Common Stock from the Exchange or to deregister the Common Stock under the Exchange Act, in either case, at any time during the period commencing on the date of this Agreement through and including the 90th calendar day after the termination of this Agreement. The Placement Shares have been approved for listing on the Exchange.

(rr) Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss) Underwriter Agreements. Other than the B. Riley Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

(tt) Information Technology and Compliance with Privacy Laws. Except as disclosed in the Registration Statement or Prospectus, the Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company as currently conducted, and to the knowledge of the Company are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of information that is protected as “personal data,” “personal information,” or “personally identifiable information” under applicable privacy laws (“Personal Data”) used in connection with its business.

(uu) All Necessary Permits, etc. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any person, entity, governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect.

(vv) Cybersecurity. Except as disclosed in the Registration Statement or Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i)(x) to the knowledge of the Company, there has been no security breach or other material compromise of or relating to any of the Company’s or any subsidiary’s IT Systems and confidential data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it) (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other material compromise to its IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and Data.

Any certificate signed by an officer of the Company and delivered to the Sales Agent or to counsel for the Sales Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Sales Agent as to the matters set forth therein. The Company acknowledges that the Sales Agent and, for purposes of the opinions to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7.         Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iv) the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agent shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of the Placement Shares and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so. Until such time as the Company shall have corrected such misstatement or omission or effected such compliance, the Company shall not notify the Sales Agent to resume the offering of Placement Shares or send a Placement Notice to the Sales Agent.

(d) Listing of Placement Shares. During any period in which the Prospectus relating to the Placement Shares is required to be delivered, the Company will cause the Placement Shares to be listed for trading on the Exchange, as applicable, and the Company will take commercially reasonable actions to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Sales Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agent may from time to time reasonably request and, at the Sales Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act; provided that the Company will be deemed to have furnished such statement to its security holders to the extent it is available on EDGAR.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the Placement Shares, including any necessary stock, transfer taxes and other stamp taxes payable upon the sale, issuance or delivery of the Placement Shares to the Sales Agent or its designees, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (v) the printing and delivery to the Sales Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the transfer agent or registrar for the Common Stock; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below) and (ix) the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including, but not limited to, the fees in the amount of $27,500 and any documented expenses of counsel to the Sales Agent) in connection with entering into this Agreement; provided further that the Company shall thereafter reimburse the Sales Agent for its expenses (including but not limited to the fees and expenses of counsel to the Sales Agent) on an annual basis in an amount not to exceed $20,000.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

(i) Notice of Other Sales. The Company (I) shall provide the Sales Agent prompt notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, or warrants or any rights to purchase or acquire Common Stock, during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Sales Agent hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the Trading Day immediately following the date of such suspension or termination), and (II) will not directly or indirectly engage in any other “at-the-market” transaction to dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock, specifically relating to the registered “at-the-market” transaction, prior to the termination of this Agreement without the prior written consent of the Sales Agent; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) shares of Common Stock, options to purchase shares of Common Stock, other equity awards or shares of Common Stock issuable upon the exercise of options or other equity awards issued to employees, officers, directors, consultants or service providers, pursuant to any stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented or other agreement duly authorized by the Company’s Board of Directors, (ii) shares of Common Stock issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Sales Agent, and (iii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships or alliances occurring after the date of this Agreement which are not issued for capital raising purposes.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Sales Agent under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, with respect to the Placement Shares, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Sales Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files a quarterly report on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Sales Agent within three (3) Trading Days after each Representation Date with a certificate, in the form attached hereto as Exhibit 7(m). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Sales Agent sells any Placement Shares, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable and excluding the date of this Agreement, the Company shall cause to be furnished to the Sales Agent a written opinion and negative assurance letter of Greenberg Traurig, LLP, or other counsel satisfactory to the Sales Agent (which, for purposes of opinions and negative assurance letters required to be delivered on any Representation Date after the first Placement Notice, may include the Company’s General Counsel) (“Company Counsel”), in form and substance substantially similar to the form previously provided to the Sales Agent and its counsel, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that the Company shall be required to furnish to the Sales Agent no more than one opinion and negative assurance letter hereunder per filing of an annual report on Form 10-K and quarterly report on Form 10-Q; provided, further, that in lieu of such legal opinion or negative assurance letter for subsequent periodic filings under the Exchange Act, Company Counsel may furnish the Sales Agent with a letter (a “Reliance Letter”) to the effect that the Sales Agent may rely on a prior legal opinion or negative assurance letter, as the case may be, delivered under this Section 7(n) to the same extent as if it were dated the date of such letter (except that statements in such prior legal opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

(o) Comfort Letter; Officer’s Certificate. (1) On or prior to the date of the first Placement Notice and (2) within five (5) Trading Days of the Company’s filing of an Annual Report on Form 10-K, the Company shall cause the then acting accountants to furnish the Sales Agent a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o). As of the date of this Agreement the acting accountants are Forvis Mazars, LLP. The Comfort Letter from the Company’s independent registered public accounting firm (the “Accountants”) shall be in a form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Within five (5) Trading Days of any Representation Date that relates to the Company’s filing of a Quarterly Report on Form 10-Q pursuant to Section 7(m)(iii), the Company shall cause to be furnished to the Sales Agent a certificate in a form and substance satisfactory to the Sales Agent, executed by the Chief Financial Officer of the Company; provided, that if reasonably requested by the Sales Agent, the Company shall cause a Comfort Letter to be furnished to the Sales Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a Current Report on Form 8-K containing material financial information (including the restatement of the Company’s financial statements) or if no financial information is included in the 8-K filing, then within five (5) trading days of the Company’s filing of the next Quarterly Report on Form 10-Q if the event or transaction has material financial implications.

(p) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any “reference security” with respect to the Common Stock of the Company to facilitate the sale or resale of the Common Stock or (ii) sell, bid for, or purchase shares of Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agent.

(q) Insurance. The Company and its subsidiaries shall maintain insurance in such amounts and covering such risks as the Company believes are reasonably prudent for the conduct of its business.

(r) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act.

(s) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(t) No Offer to Sell. Other than the Prospectus and an Issuer Free Writing Prospectus approved in advance by the Company and the Sales Agent in its capacity as principal or agent hereunder, neither the Sales Agent nor the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(u) Sarbanes-Oxley Act. The Company will comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(v) Transfer Agent. The Company shall maintain, at its sole expense, a registrar and transfer agent for the Common Stock.

8.         Conditions to the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by the Sales Agent of a due diligence review satisfactory to the Sales Agent in its reasonable judgment, and to the continuing satisfaction (or waiver by the Sales Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any statement of a material fact made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion, is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(e) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change, or any downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(f) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(g) Legal Opinions. The Sales Agent shall have received the opinion and negative assurance of each Company Counsel as required to be delivered pursuant Section 7(n) on or before the date on which delivery of such opinion and negative assurance is required pursuant to Section 7(n).

(h) Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which delivery of such Comfort Letter is required pursuant to Section 7(o).

(i) Officer’s Certificate. On or prior to the date the first Placement Notice is given hereunder, the Sales Agent shall have received a certificate, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or Secretary, certifying as to (i) the certificate of incorporation of the Company (as the same may be amended or restated from time to time), (ii) the bylaws of the Company (as the same may be amended or restated from time to time), (iii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares, and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(j) No Suspension. Trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange, unless transferred to a different national securities exchange that is reasonably acceptable to the Sales Agent.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agent such appropriate further opinions, certificates, letters and documents as the Sales Agent may have reasonably requested. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agent shall have reasonably requested.

(l) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m) No Termination Event. There shall not have occurred any event that would permit the Sales Agent to terminate this Agreement pursuant to Section 11(a).

(n) FINRA. The Sales Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

9.         Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Common Stock under the securities laws thereof or filed with the Commission, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent or its agents expressly for inclusion in any document as described in Section 9(b). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) The Sales Agent Indemnification. The Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall apply only to the extent that such loss, claim, liability, expense or damage is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent or its agents expressly for inclusion in any document as described in clause (x) of this Section 9(b).

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Agent, the Company and the Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Sales Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other. The relative benefits received by the Company on the one hand and the Sales Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Sales Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agent and each broker dealer affiliate of the Sales Agent will have the same rights to contribution as the Sales Agent), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agent, any controlling person of the Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11.          Termination.

(a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n) or 7(o), the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agent elects to terminate this Agreement as provided in this Section 11(a), the Sales Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving seven (7) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Sales Agent shall have the right, by giving seven (7) days’ notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier to occur of (i) issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth herein and (ii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement. The Company may not give a Placement Notice to the Sales Agent once it has notified the Sales Agent of the termination of this Agreement or received notice from the Sales Agent of its termination of this Agreement.

12.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Sales Agent, shall be delivered to:

The Benchmark Company, LLC

150 East 58th Street, 17th Floor

New York, NY 10155

Attention: John J. Borer III, Co-Head of Investment Banking, Senior Managing Director

with a copy (which shall not constitute notice) to:

Golenbock Eiseman Assor Bell & Peskoe, LLP

711 Third Avenue, 17th Floor

New York, New York 10017
Attention: Andrew D. Hudders, Esq.

and if to the Company, shall be delivered to:

Aqua Metals, Inc.

5370 Kietzke Lane, Suite 201

Reno, Nevada 89511

Attention: Judd Merrill, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

Attention: Daniel K. Donahue, Esq.

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply).

13.         Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and its successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agent may assign its rights and obligations hereunder to an affiliate of the Sales Agent without obtaining the Company’s consent.

14.         Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Stock.

15.         Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) and any other writing entered into by the parties relating to this Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16.         Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.         Waiver of Jury Trial. The Company and the Sales Agent each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18.         Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19.         Use of Information. The Sales Agent may not provide any confidential information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21.         Effect of Headings; Knowledge of the Company. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the executive officers of the Company.

22.         Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this agreement shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

AQUA METALS, INC.

By:	/s/ Judd Merrill
	Name:	Judd Merrill
	Title:	Chief Financial Officer

ACCEPTED as of the date first-above written:

THE BENCHMARK COMPANY, LLC

By:	/s/ John J. Borer III
	Name:	John J. Borer III
	Title:	Co-Head of Investment Banking, Senior Managing Director

SCHEDULE 1

Form of Placement Notice

From:	Aqua Metals, Inc.

To:	The Benchmark Company, LLC
Attention: John J. Borer, III

Subject:	Placement Notice

Date:

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement (the “Sales Agreement”) between Aqua Metals, Inc., a Delaware corporation (the “Company”), and The Benchmark Company, LLC (the “Sales Agent”), dated August 30, 2024, the Company hereby requests that the Sales Agent sell up to [●] shares of the Company’s common stock, .001 par value per share (the “Placement Shares”), at a minimum market price of not less than $[____] per share, during the time period beginning [month, day, time] and ending [month, day, time] [and with no more than [_____] Placement Shares sold in any one Trading Day].

[The Company may include such other sale parameters as it deems appropriate.]

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Sales Agreement.

SCHEDULE 2

Notice Parties

Aqua Metals, Inc.

Judd Merrill

With copies to:

The Sales Agent

John J. Borer III, Co-Head of Investment Banking, Senior

Managing Director

With copies to:

SCHEDULE 3

Compensation

Unless the Company and Sales Agent mutually agree otherwise, the Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares through the Sales Agent pursuant to this Agreement, an amount equal to 2.50% of the aggregate gross proceeds from each sale of Placement Shares.

Exhibit 7(m)

OFFICER CERTIFICATE

The undersigned, the duly qualified and appointed Chief Financial Officer of Aqua Metals, Inc., a Delaware corporation (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated August 30, 2024 (the “Sales Agreement”), between the Company and The Benchmark Company, LLC, that:

(i)

the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)	the Company does not currently possess any material non-public information; and

(iv)

the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s Board of Directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

By:
Name:	Judd Merrill
Title:	Chief Financial Officer

34